UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

(Amendment Number 1)

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

THE LUXURIOUS TRAVEL CORP.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	561599 (Primary Standard Industrial Classification Code Number)	20-0347908 (I.R.S. Employer Identification No.)

THE LUXURIOUS TRAVEL CORP.

Attention: Todd Delmay, CEO
1535 Jackson Street

Hollywood, FL 33020

Telephone No.: 954-628-3594

(Address and telephone number of principal executive offices and principal place of business)

THE LUXURIOUS TRAVEL CORP.

Attention: Todd Delmay, CEO

1535 Jackson Street

Hollywood, FL 33020

Telephone No.: 954-628-3594

(Name, address and telephone number of agent for service)

Communication Copies to:

Law Office of James G. Dodrill II, P.A.

Jim Dodrill, Esq.

5800 Hamilton Way

Boca Raton, FL 33496

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Non-accelerated filer	☐

Accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.0001 par value to be sold by Selling Shareholders	30,100,000	$0.20	$6,020,000	$821.13

TOTAL	30,100,000	$0.20	$6,020,000	$821.13

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed.  We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated March ___, 2014

THE LUXURIOUS TRAVEL CORP.

30,100,000 SHARES OF COMMON STOCK

Prospectus	March ___, 2014

This is our initial public offering. We are offering a total of 30,100,000 shares of our common stock, all of which are being offered by Selling Shareholders. The Selling Shareholders will offer and sell their shares at a price of $0.20 per share until our shares are quoted on the OTCQB market maintained by OTC Markets Group, Inc. (“OTCQB”) or the Over the Counter Bulletin Board (“OTC Bulletin Board”). If and when our common stock becomes quoted on the OTCQB or the OTC Bulletin Board, the shares owned by the Selling Shareholders may be sold in such market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. Although we will incur expenses in connection with the registration of the common stock, we will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders.

Our common stock is not listed for trading on any stock exchange or stock market. Following the effectiveness of the registration statement, which this prospectus is part of, we intend to arrange for an application to be filed to quote our common stock on the OTCQB or the OTC Bulletin Board. There can be no assurance, however, that we will be able to list our shares on the OTCQB or the OTC Bulletin Board or anywhere else or that any market for our stock will ever develop.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, we are eligible to use reduced public company reporting requirements.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page 4.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No person has been authorized to give any information other than that contained in this Prospectus, or to make any representations in connection with the Offering made hereby, and, if given or made, such other information or representations must not be relied upon as having been authorized by our Company.

The date of this Prospectus is March ___, 2014.

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TABLE OF CONTENTS

Prospectus Summary	4
Risk Factors	7
Use of Proceeds	14
Determination of Offering Price	14
Selling Security Holders	15
Plan of Distribution	16
Description of Securities to be Registered	18
Interests of Named Experts and Counsel	19
Description of Business	20
Description of Property	25
Legal Proceedings	25
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	25
Market for Common Equity and Related Stockholder Matters	26
Penny Stock Rules	26
Management Discussion and Analysis of Financial Condition and Results of Operations	28
Directors, Executive Officers, Promoters and Control Persons	31
Executive Compensation	32
Security Ownership of Certain Beneficial Owners and Management	34
Transactions with Related Persons, Promoters and Certain Control Persons	35
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	35
Financial Statements	F-1

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PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in our securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

The Company - Who We Are; Mission Statement

We are a Florida corporation and were formed on October 17, 2003. Our mission is to develop, market and distribute a hotel booking engine software that interfaces and captures various rate channels and inventory controls for hotel reservations. The system allows users to market, manage and sell hotel reservations, and to produce invoices, track follow up and manage customer relationships.

Our primary business objective is to increase the profitability of the sale and/or re-sale of hotel room reservations through proprietary software. By leveraging the attractiveness of the software, the system will be licensed to others such as travel agents, meeting planners and convention and visitors bureaus. The Luxurious Travel Corporation’s website that includes information about the company and the booking platform, as well as the ability to “test drive” the system can be found at www.luxurioustravelshop.com.

SUMMARY

Luxurious Travel specializes in the sales and marketing of hotels, particularly in the luxury and group travel segment, intends to build the ability to offer other travel supplier types such as airlines, car rentals and cruises.  We believe that the company embodies an exciting concept for combining reliability, broad channel sourcing and convenient multi-platform access to rates and packages through its services.  Our staff possesses the education and background necessary to be competitive in a tight but evolving marketplace.

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Our management team has identified a key opportunity for providing a more complete technology solution than what currently exists. Through a single interface, users are able to evolve with the leading trends of the travel industry, and even create packages combing traditional “retail” services with additional “wholesale” products. The term “wholetailing” was coined for this concept, and yet few resources are available to take this to its logical next step. The system has initially assisted Luxurious Travel in streamlining its own travel sales functions, and will further be exploited through sales and leasing opportunities to others companies.

The company also embraces an interactive marketing and web-based strategy for sourcing hotel inventory that meets consumer needs. Both leisure and business travelers find a clearer web alternative than national brands which do not have the same high-touch customer service. For example, festival planners and convention organizers cannot offer their exhibitors and attendees information specific to their event through leading online travel agencies. However, through the use of the system the end user is able to take advantage of web-based shopping, best-available rates, and information and add-on options specific to their trip.

During the year ended December 31, 2013 we achieved revenue of $51,148 and had net income of $1,747. On Decembet 31, 2013, our assets consisted solely of $20,920 in cash and we had liabilities of $10,000.

We currently maintain our executive offices at 1535 Jackson Street, Hollywood, FL 33020. Our telephone number is (954) 628-3594.

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The Offering

Securities Offered	30,100,000 shares of common stock, all of which are being offered by selling stockholders who will offer and sell the shares of our common stock at the price of $0.20 per share. If and when our common stock becomes quoted on the OTCQB or the OTC Bulletin Board, the shares owned by the selling stockholders may be sold at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions.

Use of Proceeds

We will not receive any proceeds from the sale of common stock by our Selling Shareholders.

The Selling Shareholders may sell or distribute their common stock through ordinary brokers’ transactions, in privately negotiated transactions or in one or more of several other manners. See “Plan of Distribution.”

Common Stock Outstanding, before offering	30,100,000

Common Stock Outstanding, after offering	30,100,000

Dividend Policy	We do not intend to pay dividends on our common stock. We plan to retain any earnings for use in the operation of our business and to fund future growth.

Risk Factors

The securities offered by this prospectus are highly speculative and very risky. We have described the material risks that we face below. Before you buy, consider the risk factors described and the rest of this prospectus. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. Please refer to “Special Note Regarding Forward-looking Statements” on page 9.

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RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to our Business

We have very little operating capital.

The growth of our business will require additional investment. We do not presently have adequate cash from operations or financing activities to meet our long-term needs. As of September 30, 2013 we had a total of $13,291 in capital to use in executing our business plan. We anticipate that unless we are able to generate net revenue or raise net proceeds of at least $100,000 within the next 12 months that it will be difficult to execute our business plan in a meaningful way. However, even if we achieve net revenue or raise net proceeds of $100,000 there can be no assurance that we will be successful in executing our plan or achieving profitability. Due to our early stage of growth, regardless of the amount of funds we have, there is a substantial risk that all investors may lose all of their investment. We expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations.

Our independent auditor has expressed doubts about our ability to continue as a going concern.

We we are devoting substantially all of our present efforts in establishing a new business and we have achieved only minimal revenues. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Management's plans regarding our ability to continue as a going concern are disclosed in Note 2 to the financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The vast majority of our revenues have been received from only four customers.

In the year ended December 31, 2012 the company received 93% of revenue from one customer, and in the year ended December 31, 2013 four customers represented 87% of revenue. Our ability to succeed will be require that we broaden our customer base and develop new markets. If we are unable to develop additional customers and new markets it will be very difficult for us to significantly grow our business. There are currently no agreements or contracts in place to in any way guarantee future revenues or business activities and no guarantee can be given that we will be able to generate such revenues or business. If we are unsuccessful, the results of our operations will likely be adversely impacted.

Neither our sole officer nor either of our directors is required to continue as a shareholder and may not maintain an equity interest in the company in which case their interests may not mirror those of our shareholders.

There is no requirement that our current officer or either of our current directors or any of our future officers and/or directors retain any of their shares of our common stock. Accordingly, there is no assurance that all or any of such current or future officers and/or directors will continue to maintain an equity interest in the company. Our current officer and directors currently intend to remain as an officer and directors of the company for the foreseeable future, even if they were to sell all or a portion of their shares.

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We are dependent on the services of our Chief Executive Officer and the loss of those services would have a material adverse effect on our business.

We are highly dependent on the services of Todd Delmay, our Chief Executive Officer. Mr. Todd Delmay maintains responsibility for our overall corporate operational strategy. Mr. Todd Delmay has over 20 years’ experience in the travel industry and the loss of his services would have a material adverse effect upon our business and prospects. We do not currently have an employment agreement with Mr. Todd Delmay, or any officer or employee of the Company and accordingly there is no requirement that Mr. Todd Delmay continue working for the Company. Additionally, although Mr. Todd Delmay denies any beneficial ownership of any technology or intellectual property used by the Company, no written agreement exists regarding ownership of any such technology or intellectual property.

Our CEO has no experience running a public company. This lack of experience could impact the results of our operations or return on investment, if any.

As a result of our reliance on Mr. Delmay, and his lack of experience in operating a public company, our investors are at risk in losing their entire investment. Mr. Delmay does not presently intend to hire additional personnel. Unless and until such additional management is in place, we are reliant upon Mr. Delmay to make the appropriate management decisions.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, particularly after if we cease being an “emerging growth company,” which could adversely affect our business, operating results and financial condition.

As a public company, and particularly if we cease to be an “emerging growth company,” we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act and rules subsequently implemented by the SEC and NASDAQ impose numerous requirements on public companies, including requiring changes to corporate governance practices. Also, the Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. We will need to devote a substantial amount of time to compliance with these laws and regulations. These requirements have increased and will continue to increase our legal, accounting and financial compliance costs and have made and will continue to make some activities more time consuming and costly.

Our CEO holds the voting power to control our affairs and may make decisions that do not necessarily benefit all shareholders equally.

As of the date of this prospectus, our CEO is our largest shareholder and he owns approximately 83.1% of our outstanding Common Stock. Consequently, he is in the position to control matters submitted for shareholder votes, including election of our Board of Directors and to exercise control over our affairs, generally.

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We are an “emerging growth company” under the JOBS Act of 2012 and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies (other than smaller reporting companies) that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We are also currently able to take advantage of these exemptions as a smaller reporting company. In addition, emerging growth companies are entitled to take advantage of exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. By comparison, smaller reporting companies (unless they are also emerging growth companies) are subject to the requirements of holding nonbinding advisory votes on executive compensation, and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Furthermore, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30.

Under the JOBS Act we have elected to use an extended period for complying with new or revised accounting standards.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1), which allows us to delay adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Stockholders may have limited access to information because we are not yet a reporting issuer and may not become one.

Although we intend to become a reporting issuer after our registration statement on Form S-1 is declared effective, we are not currently a reporting issuer and upon this registration statement becoming effective we will be required to comply only with the limited reporting obligations pursuant to Section 15(d) of the Exchange Act. If we do not become a reporting company, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if on the first day of any fiscal year other than the fiscal year in which our registration statement became effective, there are fewer than 300 shareholders. If we do not become a reporting issuer and instead make a decision to suspend our public reporting, we will no longer be obligated to file periodic reports with SEC and your access to our business information will be restricted. In addition, if we do not become a reporting issuer, we will not be required to furnish proxy statements to security holders, and our directors, officer and principal beneficial owner will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.

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Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We have not conducted an evaluation of our internal controls over financial reporting and are not currently required to do so, which may limit the dependability of our financials.

We have not conducted an evaluation of the effectiveness of our internal control over financial reporting. Furthermore, we will not be required to conduct any such evaluation until the fiscal year for which our second annual report is due. Also, as a smaller reporting company, we are exempt from the requirement that our independent auditor provide an auditor attestation concerning our management’s conclusion about the effectiveness of our internal control over financial reporting. This lack of evaluations may limit the dependability of our financial statements.

Risks Related to Our Industry

Economic downturns may adversely affect our sales.

A downturn in the economy may affect consumer purchases of discretionary items, which could adversely affect our sales. Our success depends on the sustained demand for our products and services. Consumer purchases of discretionary items, such as many of our products and services, tend to decline during recessionary periods when disposable income is lower. These downturns have been characterized by diminished product demand and subsequent accelerated erosion of average selling prices. A general slowdown in the economies in which we sell our products and services or even an uncertain economic outlook could adversely affect consumer spending on our products and services and, in turn, our sales and results of operations.

We operate in a highly competitive market, and we may not be able to compete effectively.

The market for travel products is intensely competitive. We compete with a variety of companies with respect to each product or service we offer, including those which own or control numerous travel-related enterprises. Competing sites sell and distribute airline, hotel and car rental inventory as well as tours, transportation and activities of a diverse nature. Many of our competitors have longer operating histories, larger customer bases, more established brands and significantly greater financial, marketing and other resources than we do. Some of our competitors benefit from vertical integration with Global Distribution Systems (GDS) which date back fifty or more years. These competitors benefit from greater market share, brand recognition, product diversification, scale and operating experience than we do. In addition, many have each established exclusive relationships as preferred travel partners for widely used and diverse Internet websites. These arrangements, and similar relationships the competitors may be able to secure in the future could provide them with a significant advantage in obtaining new customers. Furthermore, the flexibility of being able to provide biased display of preferred partners for fares may provide competitors an opportunity to receive additional incentive payments from travel suppliers. Significant financial and operating resources will likely be sustained in order to maintain each company’s respective positions in the online travel products market.

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We expect existing competitors and business partners and new entrants to the travel business to constantly revise and improve their business models in response to challenges from competing Internet-based businesses, including ours. For example, firms that provide services to us and our competitors may introduce pricing or other business changes that adversely affect our business suppliers in favor of our competitors. Similarly, some airline suppliers have "most favored nations" type arrangements in which they have committed, in exchange for reduced booking fees via the Global Distribution Systems (GDS), to provide all fares the supplier offers to the general public through any distribution channel. The effect of these arrangements may be to preclude any competitor from successfully bargaining for superior airline inventory or other promotional advantages, and to reduce the relative attractiveness of any competitor over another as a low cost distribution channel for these airlines. If any competitor or other travel industry participants introduce changes or developments in packaging travel components that we cannot meet or exceed in a timely or cost-effective manner, our business may be adversely affected. We cannot assure you that we will be able to effectively compete on a broader market.

In addition, consumers may use our booking engine for route pricing, best available hotel or car rental rates and/or other travel information, and then may choose to purchase travel products from a source other than ours, including travel suppliers' own websites. Many travel suppliers, including airlines, hotels, car rental companies and cruise operators, also offer and distribute travel products, including products from other travel suppliers, directly to the consumer through their own websites. In many cases, these competitors offer advantages, such as bonus miles or lower transaction fees that we do not or cannot provide to consumers. In addition, the airline industry has experienced a shift in market share from full-service carriers to low-cost carriers that focus primarily on discount fares to leisure destinations.

Risks Related to Legal Uncertainty

Because legislation in the United States, including the Sarbanes-Oxley Act of 2002, increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors, we may find it more difficult to retain or attract officers and directors.

The Sarbanes-Oxley Act was enacted in the United States in response to public concerns regarding corporate accountability in connection with accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the United States SEC, under the Securities Exchange Act of 1934 (“Exchange Act”).  Upon becoming a public company in the United States, we will be required to comply with the Sarbanes-Oxley Act and it is costly to remain in compliance with the federal securities regulations. Additionally, we may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of the Sarbanes-Oxley Act. The enactment of the Sarbanes-Oxley Act has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles. Significant costs incurred as a result of becoming a public company could divert the use of finances from our operations resulting in our inability to achieve profitability.

Risks Related to Our Common Stock

You may not be able to buy or sell our stock at will and may lose your entire investment.

We are not listed on any stock exchange at this time. We hope to be quoted on the OTCQB or the OTC Bulletin Board. These are often known as "penny stocks" and are subject to various regulations involving certain disclosures to be given to you prior to the purchase of any penny stocks. These disclosures require you to acknowledge you understand the risk associated with buying penny stocks and that you can absorb the entire loss of your investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is volatile and you may not be able to buy or sell the stock when you want.

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There can be no assurance that an active market for our Common Stock will develop. If an active public market for our Common Stock does not develop, shareholders may not be able to re-sell the Common Stock that they own and affect the value of their Common Stock.

The Financial Industry Regulatory Authority sales practice requirements may also limit our shareholders’ ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority, or “FINRA”, has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for Common Stock.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit our shareholders’ ability to buy and sell our stock.

We anticipate that for the foreseeable future our stock will be a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market.

We do not expect to pay dividends in the future. Any return on investment may be limited to the value of our Common Stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that our company will ever have sufficient earnings to declare and pay dividends to the holders of our Common Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statements that are not purely historical and that are “forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding our and our management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes, “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

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The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction.  There can be no assurance that future developments actually affecting us will be those anticipated.  Those that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements, involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of securities being offered by our Selling Shareholders.

DETERMINATION OF OFFERING PRICE

Prior to this offering, there has been no market for our common stock. The offering price of the shares was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining the price were our estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desire to retain, current conditions of the securities markets and other information.

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SELLING SECURITY HOLDERS

The following table sets forth certain information with respect to the ownership of our common stock by Selling Shareholders as of the date of this Registration Statement. Unless otherwise indicated, none of the Selling Shareholders has or had a position, office or other material relationship with us within the past three years.

	Ownership of			Ownership of
	Common Stock		Number of	Common Stock
	Prior to Offering		Shares offered	After Offering
Selling Shareholder	Shares	Percent	Hereby	Shares	Percent (1)

Alan Gabay	4,000	*	4,000	0
Ana Isaza	4,000	*	4,000	0
Bram Scolnick	4,000	*	4,000	0
Briana Bragg	4,000	*	4,000	0
Bridle Path
Investments I, LLC (2)	833,333	2.77%	833,333	0
Brooke Dodrill (3)	250,000	*	250,000	0
Carol Dodrill (4)	1,000,000	3.32%	1,000,000	0
Chandler Wright	4,000	*	4,000	0
Croft Investments Ltd Pp (5)	833,333	2.77%	833,333	0
Damon Broadnax	4,000	*	4,000	0
Emanuel Santos	4,000	*	4,000	0
Empire Global Advisory
Services, LLC (6)	833,334	2.77%	833,334	0
Grant Dodrill (7)	250,000	*	250,000	0
James and Meredith
Dodrill JTWROS (8)	1,000,000	3.32%	1,000,000	0
James Rob Black	4,000	*	4,000	0
Jeffrey Delmay (9)	4,000	*	4,000	0
Jeremy May	4,000	*	4,000	0
John Stein	4,000	*	4,000	0
Juan Reyes	4,000	*	4,000	0
Kelvin Usher	4,000	*	4,000	0
Kenneth Stadler	4,000	*	4,000	0
Kera Blades	4,000	*	4,000	0
Kimball Stadler	4,000	*	4,000	0
Matthew Lois	4,000	*	4,000	0
Michelle Robinson	4,000	*	4,000	0
Natalie Owens	4,000	*	4,000	0
Noam Pitsker	4,000	*	4,000	0
Sandra Sierra	4,000	*	4,000	0
Sara Slapochnik	4,000	*	4,000	0
Shastina May	4,000	*	4,000	0
Timothy Sean Murray	4,000	*	4,000	0
Todd Delmay (10)	25,000,000	83.1%	25,000,000	0
Uzoezi Ozomaro	4,000	*	4,000	0

Total	30,100,000

* Indicates less than 1%

1)	Assumes that all shares are sold pursuant to this offering and that no other shares of common stock are acquired or disposed of by the Selling Shareholders prior to the termination of this offering. Because the Selling Shareholders may sell all, some or none of their shares or may acquire or dispose of other shares of common stock, no reliable estimate can be made of the aggregate number of shares that will be sold pursuant to this offering or the number or percentage of shares of common stock that each shareholder will own upon completion of this offering.

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2)	Bridle Path Investments acquired its shares from Croft Investments Ltd Partnership in a private transaction in 2004. Marli Barbarosh exercises sole voting and investment control over the entity.
3)	Brooke Dodrill is the daughter of James and Meredith Dodrill and received her shares from James and Meredith as a gift in 2005.
4)	Carol Dodrill is the mother of James Dodrill and received her shares from James and Meredith as a gift in 2005. Carol has sole voting and investment control over the shares.
5)	Croft Investments purchased their shares directly from the Company in December 2003. Lori Rhein, Marli Barbarosh and Liana Barbarosh each own 1/3 of the entity and share voting and investment control over the entity.
6)	Empire Global Advisory Services acquired its shares from Croft Investments Ltd Partnership in a private transaction in 2004. Lori Rhein, Marli Barbarosh and Liana Barbarosh each own 1/3 of the entity and share voting and investment control over the entity.
7)	Grant Dodrill is the son of James and Meredith Dodrill and received his shares from James and Meredith as a gift in 2005.
8)	James and Meredith Dodrill purchased their shares directly from the Company in November 2003. James and Meredith disclaim any and all pecuniary and beneficial ownership of the shares owned by their daughter, Brooke Dodrill and their son, Grant Dodrill as well as the shares owned by James’ Mother, Carol Dodrill.
9)	Mr. Jeffrey Delmay has served as a director of the Company since inception and purchased his shares directly from the Company in July 2011.
10)	Mr. Todd Delmay has served as our sole officer and a director of the Company since inception. Mr. Todd Delmay acquired his shares directly from the Company at inception.

PLAN OF DISTRIBUTION

The Selling Shareholders will sell their shares at a price per share of $0.20. If and when our common stock becomes quoted on the OTCQB or the OTC Bulletin Board, the shares owned by the selling stockholders may be sold at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The Selling Shareholders may sell or distribute their common stock from time to time themselves, or by donees or transferees of, or other successors in interests to, the Selling Shareholders, directly to one or more purchasers or through brokers, dealers or underwriters who may act solely as agents or may acquire such common stock as principals. These sales by Selling Shareholders may occur contemporaneously with sales by us. The sale of the common stock offered by the Selling Shareholders through this prospectus may be affected in one or more of the following:

*	Ordinary brokers' transactions;
*	Transactions involving cross or block trades or otherwise
*	Purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;
*	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
*	in privately negotiated transactions; or
*	any combination of the foregoing.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts or concessions from the Selling Shareholders and/or purchasers of the common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

Neither we nor any selling shareholder can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between any selling shareholder, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. In the event that we use an underwriter or a broker-dealer to consummate the sale of the shares we are registering for sale by the company, we will file a post-effective amendment to this registration statement setting forth the name of such entity and the terms under which such entity is participating in this offering.

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We will pay all expenses incident to the registration, offering and sale of the shares to the public, but will not pay commissions and discounts, if any, of underwriters, broker-dealers or agents, or counsel fees or other expenses of the Selling Shareholders. We have also agreed to indemnify the Selling Shareholders and related persons against specified liabilities, including liabilities under the Securities Act.

We have advised the Selling Shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the Selling Shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases make in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby in this prospectus.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $.0001 per share. As of the date of this prospectus, 30,100,000 shares of common stock and no shares of preferred stock were outstanding. We presently act as the transfer agent for our common stock but, prior to an active trading market developing, will hire a professional transfer agent service to serve as our transfer agent.

Common Stock

We are authorized to issue 100,000,000 shares of our common stock, $0.0001 par value, of which 30,100,000 shares are issued and outstanding as of the date of this prospectus. The issued and outstanding shares of common stock are fully paid and non-assessable. Except as provided by law or our certificate of incorporation with respect to voting by class or series, holders of common stock are entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Subject to any prior rights to receive dividends to which the holders of shares of any series of the preferred stock may be entitled, the holders of shares of common stock will be entitled to receive dividends, if and when declared payable from time to time by the board of directors, from funds legally available for payment of dividends. Upon our liquidation or dissolution, holders of shares of common stock will be entitled to share proportionally in all assets available for distribution to such holders. None of our shareholders have any preemptive rights.

Preferred Stock

The board of directors has the authority, without further action by our shareholders, to issue up to 10,000,000 shares of preferred stock, par value $.0001 per share, in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. No shares of preferred stock are currently issued and outstanding. The issuance of preferred stock could adversely affect the voting power of holders of common stock and could have the effect of delaying, deferring or preventing a change of our control.

Market for Common Equity and Related Stockholder Matters

There is no established public market for our common stock and we have arbitrarily determined the offering price. Although we hope to be quoted on the OTCQB or the OTC Bulletin Board, our common stock is not currently listed or quoted on any quotation service. There can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop or, if developed, will be sustained.

As of the date of this Prospectus, there are 33 shareholders of record of our common stock and a total of 30,100,000 shares outstanding. Of the 30,100,000 shares of common stock outstanding, 25,000,000 shares of common stock are beneficially held by an "affiliate" of the company. All shares of common stock registered pursuant to this Registration Statement will be freely transferable without restriction or registration under the Securities Act, except to the extent purchased or owned by our "affiliates" as defined for purposes of the Securities Act.

Under certain circumstances, restricted shares may be sold without registration, pursuant to the provisions of rule 144. In general, under rule 144, a person (or persons whose shares are aggregated) who is not an affiliate of the issuer and who has beneficially owned, for at least one year, securities that have not been registered under the Securities Act or that were acquired from our “affiliate” (in a transaction or chain of transactions not involving a public offering) is entitled to sell such securities in specific manners, such as through unsolicited brokers’ transactions or to a market maker. If the issuer is subject to the reporting requirements of the Exchange Act for a minimum of ninety (90) days immediately before the sale, the one year holding period referenced above is reduced to six (6) months. Any sales of shares by shareholders pursuant to rule 144 may have a depressive effect on the price of our common stock.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements of the Company included in this prospectus and in the registration statement for the years ended December 31, 2012 and 2011 has been audited by Paritz & Company, P.A., Certified Public Accountants, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the common stock hereby will be passed upon for us by The Law Office of James G. Dodrill II, P.A.

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DESCRIPTION OF BUSINESS

THE COMPANY – WHO WE ARE; MISSION STATEMENT

We are a Florida corporation and were formed on October 17, 2003. Our mission is to develop, market and distribute a hotel booking engine software that interfaces and captures various rate channels and inventory controls for hotel reservations. The system allows users to market, manage and sell hotel reservations, and to produce invoices, track follow up and manage customer relationships.

Our primary business objective is to increase the profitability of the sale and/or re-sale of hotel room reservations through proprietary software. By leveraging the attractiveness of the software, the system will be licensed to others such as travel agents, meeting planners and convention and visitors bureaus.

SUMMARY

Luxurious Travel specializes in the sales and marketing of hotels, particularly in the luxury and group travel segment, intends to build the ability to offer other travel supplier types such as airlines, car rentals and cruises.  We believe that the company embodies an exciting concept for combining reliability, broad channel sourcing and convenient multi-platform access to rates and packages through its services.  Our staff possesses the education and background necessary to be competitive in a tight but evolving marketplace.

Our management team has identified a key opportunity for providing a more complete technology solution than what currently exists. Through a single interface, users are able to evolve with the leading trends of the travel industry, and even create packages combing traditional “retail” services with additional “wholesale” products. The term “wholetailing” was coined for this concept, and yet few resources are available to take this to its logical next step. The system has initially assisted Luxurious Travel in streamlining its own travel sales functions, and will further be exploited through sales and leasing opportunities to others companies.

The company also embraces an interactive marketing and web-based strategy for sourcing hotel inventory that meets consumer needs. Both leisure and business travelers find a clearer web alternative than national brands which do not have the same high-touch customer service. For example, festival planners and convention organizers cannot offer their exhibitors and attendees information specific to their event through leading online travel agencies. However, through the use of the system the end user is able to take advantage of web-based shopping, best-available rates, and information and add-on options specific to their trip.

In the year ended December 31, 2012 the company received 93% of revenue from one customer, and in the year ended December 31, 2013 four customers represented 87% of revenue (29%, 24%, 19% and 15%).

We currently maintain our executive offices at 1535 Jackson Street, Hollywood, FL 33020. Our telephone number is (954) 628-3594.

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INTELLECTUAL PROPERTY

We have not applied for any patent protection relating to any product or any aspect of our business and do not have a present intention of doing so. Although we have not submitted applications for trademark protection we intend to seek such protection in the future where appropriate.

COMPETITIVE ANALYSIS

Luxurious Travel has created a system that cuts across current disciplines. Although there are several, perhaps many instances where competition is strong, it is only in a few areas and not all areas of our business. That is to say that although any given component may have competition, our entire enterprise and all of its many components has no direct competitor that offers all the we do in an single system.

A few of our competitors, the areas in which we compete, and how we go beyond them are discussed below:

Global Distribution Systems (GDS) – heritage systems originally developed by the airlines to distribute their inventory to travel agents, these systems have evolved to include hotels, car rentals, cruises, etc.  Long-term contracts and pushback from airlines to shift costs to the agents licensing them have made these systems less attractive, making their survival questionable, and the need for alternatives more appealing.

iMagic – interfaces with Global Distribution Systems (GDS) to create and manage invoices. Although inexpensive, the software operates on individual computers. Our system is web-based so that data is accessible from all points and is not reliant on the GDS or other third party system.

SideStep – this tool has been around for nearly a decade, and there are others like it. If loaded on a computer, it can detect any travel search, for example if one is searching a hotel, it automatically detects that action, creates a sidebar on the desktop and begins searching on its own all of the other known travel sites to compare side by side. The user is still left to switch to another site and continue searching, and most of them are written by suppliers such as hotel companies and airlines, but they are prejudiced toward ownership companies, and do not necessarily offer the best and broadest rates and options.

Passkey – for a long time the dominant player in convention housing, hotels and visitor bureaus and large scale event planners have used this system to manage group blocks, set up micro-sites and sell hotel inventory online. With longevity though, comes a loss of technological edge, and they have been unable to update and adapt, so hotels especially are looking for alternatives. Additionally, they require long-term contracts with pre-defined minimum transactions, which make it even less attractive. By studying their interface, and being able to develop from the ground up, we are positioned to target their customers and develop a broad customer base. Luxurious Travel can offer better access to inventory, more reporting, competitive pricing and no minimum transactions.

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OnPeak – one of the major event competitors, this company competes with Luxurious Travel in that it offers a way for event and festival organizers to manage hotel reservations and inventory that is manually entered; however they are not able to offer live inventory sources through other channel systems, and do not offer call center type services to support their clients. Luxurious Travel not only has multiple streams of inventory, but can also support inbound calls and customer service for existing reservations.

MARKET POSITIONING:

TRENDS

The travel industry saw its best year ever in 2000, followed by a 2001 recession and the 9/11 terrorist attacks, only to start the slow recovery before again stalling after the 2008 economic crisis. The entire future of the travel industry rests on the changing mindset of the American Traveler who thinks carefully about spending, checks every possible source to find the lowest possible price, and even relies on social media to gain insights. But technology is not the threat to the industry, it is the solution for survival – and for offering better products targeted to the specific, sometimes niche interests of consumers.

Whether someone is traveling for business or pleasure, the “Google” of travel has in many ways yet to be born. In an information age, getting information from multiple channels, paring it down to the most relevant search, and providing a simple, streamlined, but information-rich result is the key to being a consumer’s choice. Luxurious Travel has made great strides, and will continue to coalesce data in a way that empowers meeting planners, event planners, festival organizers, trade and association organizations, and even convention and visitors bureaus to reach the intended audience with the right information, at the right time, and at the right (best) price.

Travel suppliers (i.e. hotels, car rental agencies, cruise lines, etc.) and intermediaries (agents, corporate travel managers, organizers, planners, etc.) must seek out new technologies that help them work together better. In order to capture a greater percentage of the online marketplace they must have access to the broadest range of information and pricing, and the tools by which they can market it, sell it, and account for it.

Despite dramatic increases in online bookings, according to industry analysts, the numbers leveled off as consumers realized that the online marketplace does not always offer enough reliability. In 2008, for the first time in over 10 years, the percentage of travel purchases online fell in comparison to the percentage that was booked through a travel professional (both agency and corporate in-house travel managers) and they continue to do so. But consumers do not just want simply to talk to someone, they want to talk to someone who is as smart as the Internet, and then some, and that can offer the same or better pricing they can find on their own. Hence, Agents need a technology that brings the best of the web, direct connects to hotels, as well as non-web inventory together in a way not specifically offered by one travel site. Luxurious travel is that technology.

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OPERATIONAL PLAN

KEY OBJECTIVES

The primary objective to realize the goals of the company requires raising capital in order to enact the overall business plan. Beyond the funding, the company must develop the software and website capabilities that include functionality for:

-	Bidding by suppliers
-	Upstream sales of packages through channel managers
-	Broadcast/Share Corporate Rates across consumers
-	Interline packaging
-	Unfilled Conference Blocks re-sold upstream
-	Distressed or Pre-Purchased travel available for resale
-	Add-on offers, discounts, dining recommendations, etc.
-	Social Media Collaboration on Travel Plans
-	Booking capability for all major cruise lines
-	Consumer Profile Forms
-	Hot Deals and Specials Section
-	Dynamic Packaging of own-label programs
-	Air, Car & Hotel bookings compiled from supplier sites
-	Social Networking / Marketing Components

STRATEGY

To accomplish this vision, Luxurious Travel will embark on a process that includes, but is not limited to doing the following:

-	Hire the Software Engineering Team
-	Develop the schematic for end-result platform
-	Model, build and test each feature and function
-	Develop front, admin, hotel and client access portals
-	Code platform to allow multiple user source interfaces
-	Integrate interfaces with GDS, Hotel and other OTA or third party channel managers
-	Roll out the site in phases, including end-to-end testing
-	Hire staff to enact the sales and marketing plan

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First, the hire of a qualified software engineering team is essential to fulfillment of the mission. Teams that we have already worked with on version 1.0 will be strongly considered for version 2.0 and beyond, including those who have done contract work and who can now be brought in as employees to focus full time on completing each task.

The initial model of the booking engine system is fully functional. We envision extending the range of its capabilities over time and such extension will not be possible without further development and investment. We intend to use interactions with and feedback from clients, consumers, hotels and others to improve the system over time. This will also require looking at the different ways in which channel managers may require customized interfacing, and building specific bridges for data to move between their system and ours. During that phase, extensive testing will be required, and the inevitable unforeseen glitches tested and fixed as the infrastructure expands and is maintained. Currently the system functions only with hotels which have rooms/rates inventory entered manually and within limited event time frames.  However future iterations will include features that allow direct and automated connectivity to a much wider range of hotels, rooms and rates. The planned future functionality also includes the ability to search and seek hotels, rooms and rates at any given hotel on a global basis. The system currently allows for the making of reservations by site visitors to established hotels only, but future development will connect intelligently to the best source(s) of inventory based on rates through unlimited resources. Future iterations of the system also will the ability to load and/or book air, car rental, transportation or activities. The system is capable of invoicing and as our business grows we will explore the feasibility of including “wholetailing” features that would allow a licensee of the engine to package, sell, and account for multiple invoice elements.

To date, revenue has been generated through business activities related solely to hotel bookings for individuals and groups, and we have not yet explored licensing the system for use by other users and/or entities. We anticipate that licensing of the system will result in additional revenue sources.

The Luxurious Travel Corporation’s website that includes information about the company and the booking platform, as well as the ability to “test drive” the system can be found at www.luxurioustravelshop.com.

Access to the system is critical, and each user type has different needs and different authorized access. Security and barriers to entry beyond specifically outlined areas of the site are also key to the total experience. Coding these interfaces are as critical as the third party data interfaces that give the system its robust approach to information and rate management.

Each phase of development will require a set range of functions, and rolling out those phases to end users will require the detailed planning found in the schematics. As new features and functions are added, previous releases need to be updated, and existing user types informed of and trained on the new aspects.

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Lastly, the sales and marketing plan will be rolled out concurrently with each phase, as target customers are identified, marketing collateral and other messaging is fine tuned. As sales pick up pace, the company will be able to shift resources from development of the software to development of sales. The need for quality software engineers will never end, as the platform will continuously undergo version and function upgrades to accommodate new technological developments in the short and long term future.

CONCLUSION

Luxurious Travel’s booking engine operates in an evolving frontier of technology, travel, information and social interactions. As a result, the opportunity to move forward is time sensitive, as the integration of all of the features and functions envisioned is unlikely to remain unique for very long. The travel industry has seen a lot of change for a variety of reasons in recent years, and improvements to distribution and sales channels can improve any company’s business travel, put small and large players in the industry on equal footing, and give consumers, agents, corporations and everyone involved a real voice in the process.

EMPLOYEES

As of the date of this prospectus we have 1 employee, who is serving in an executive capacity.

DESCRIPTION OF PROPERTY

Our principal office facility is presently located at 1535 Jackson Street, Hollywood, FL 33020. All expenses associated with this facility are presently being paid by our chief executive officer. We are not presently incurring any rent expenses associated with this space

LEGAL PROCEEDINGS

We are not party to any legal proceedings as of the date of this prospectus.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND/FINANCIAL DISCLOSURE.

We have had no disagreements with our accountants on accounting and financial disclosure.

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MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

There is no established public market for our common stock and we have arbitrarily determined the offering price. Although we hope to be quoted on the OTCQB or the OTC Bulletin Board, our common stock is not currently listed or quoted on any quotation service. There can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop or, if developed, will be sustained.

As of the date of this prospectus, there were 33 shareholders of record of our common stock and a total of 30,100,000 shares outstanding. Of the 30,100,000 shares of common stock outstanding, 25,000,000 shares of common stock are beneficially held by an "affiliate" of the company. All shares of common stock registered pursuant to this Registration Statement will be freely transferable without restriction or registration under the Securities Act, except to the extent purchased or owned by our "affiliates" as defined for purposes of the Securities Act.

Dividends

To date, we have never declared or paid any cash dividends on our capital stock.  We currently intend to retain any future earnings for funding growth and therefore, do not expect to pay any dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion. There are no contractual restrictions on our ability to declare or pay dividends.

Transfer Agent and Registrar

We currently serve as our Transfer Agent and Registrar. Prior to commencing trading of our common stock we will retain an independent stock transfer agent.

PENNY STOCK RULES

The U.S. Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock, which limits the ability to sell the stock.  The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

·	Contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

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·	Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act;

·	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

·	Contains a toll-free number for inquiries on disciplinary actions;

·	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

·	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

  The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

·	The bid and offer quotations for the penny stock;
·	The compensation of the broker-dealer and its salesperson in the transaction;
·	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
·	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Special Note Regarding Forward-Looking Statements

This registration statement and other reports filed by our Company from time to time with the U.S. Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. When used in the filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions as they relate to us or our management identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions, and other factors, including those set forth in “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management’s judgment in its application. There are also areas in which management’s judgment in selecting any available alternative would not produce a materially different result. The following discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this report.

Results of Operation – 2013 vs 2012

During the year ended December 31, 2012 we generated $2,631 in revenue compared to $31,243 in revenue during the year ended December 31, 2011. We attribute this decline in revenue to the loss of a major, key account.

We incurred $5,460 in expenses during the year ended December 31, 2012, a decrease of approximately 83% from our expenses during 2011, which totaled $32,001. The majority of our expenses are attributable to payment of commissions to our agents and accordingly the decrease in expenses is directly attributed to the decline in revenue in 2012. Accordingly, we experienced a net loss in both 2011 and 2012. In 2012 our net loss was $2,829 compared to a net loss of $758 in 2011. Subsequently, as we worked to rebuild a broader account base in 2012, the result of that new business has increased our revenues in 2013 significantly, as discussed below.

In the year ended December 31, 2012 the company received 93% of revenue from one customer, and in the year ended December 31, 2013 four customers represented 87% of revenue (29%, 24%, 19% and 15%). Our ability to succeed will be require that we broaden our customer base and develop new markets. If we are unable to develop additional customers and new markets it will be very difficult for us to significantly grow our business. There are currently no agreements or contracts in place to in any way guarantee future revenues or business activities and no guarantee can be given that we will be able to generate such revenues or business. If we are unsuccessful, the results of our operations will likely be adversely impacted. The underlying business events that led to these concentrated streams of revenue are a weak economy and competitors who have the same or similar functionality. Management intends that with the development of new features to better distinguish itself from competitors and be able to serve different types of clients based on their feature needs.

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We anticipate our operating expenses will increase as we continue to implement our business plan. The increase will be attributable to expenses to implement our business plan, and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have generated only a modest amount of revenues and have incurred losses since inception. To meet our need for cash we intend to attempt raising money through the sale of equity or debt securities. We believe that our ability to do this will increase if we are a publicly reporting entity. We believe that we will be able to raise enough money to expand our operations but we cannot guarantee that we will do so, or that if we expand our operations that we will stay in business after doing so.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

We do not currently have sufficient funds to satisfy our cash requirements during the next 12 months.  If the need for cash arises before we raise additional funds from third parties, we may be able to borrow funds from our sole current officer or one of our current directors or from future officers or directors or from existing or future shareholders although there is no such formal agreement in writing. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees.

ACCOUNTING AND AUDIT PLAN

We intend to continue to have our President prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our independent auditor is expected to charge us between $1,000 and $1,300 to review each of our quarterly financial statements and approximately $5,000 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $9,000 to pay for our accounting and audit requirements.

SEC FILING PLAN

We are not currently a reporting issuer and upon this registration statement becoming effective we will be required to comply only with the limited reporting obligations pursuant to Section 15(d) of the Exchange Act. These reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if on the first day of any fiscal year other than the fiscal year in which our registration statement became effective, there are fewer than 300 shareholders. We intend to become a reporting company in 2014 after our registration statement on Form S-1 is declared effective. This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis. If we do not become a reporting issuer and instead make a decision to suspend our public reporting, we will no longer be obligated to file periodic reports with SEC and your access to our business information will be restricted. In addition, if we do not become a reporting issuer, we will not be required to furnish proxy statements to security holders, and our directors, officer and principal beneficial owner will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.

In the next twelve months, we anticipate spending approximately $12,000 for legal costs in connection with our three quarterly filings, annual filing, and edgarizing costs.  Additionally, upon becoming a reporting company we will be required to comply with all applicable reporting requirements of the Exchange Act of 1934, which also include the filing of current reports on Form 8-K.

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LIQUIDITY AND CAPITAL RESOURCES

At December 31, 2013, we had a cash balance of $20,920.  Our expenditures over the next 12 months are expected to be approximately $50,000.

Our current cash and net working capital balance is insufficient to cover our expenses for filing required quarterly and annual reports with the Securities and Exchange Commission and our status as a corporation in the State of Florida for the next 12 months. We must raise approximately $50,000, to complete our plan of operation for the next 12 months. Additional funding will likely come from equity financing from the sale of our common stock, if we are able to sell such stock or from loans. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our development activities. In the absence of such financing, our business will fail.  We believe that our ability to raise capital will increase if we become a publicly reporting entity. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our plan of operation for the next 12 months and our business will fail.

OFF BALANCE SHEET ARRANGEMENTS.

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses in the reporting period. Actual results could differ from those estimates.

Cash

The Company maintains cash balances at a financial institution where accounts are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company’s accounts at this institution may, at times, exceed the Federally insured limits. The Company has not experienced any losses in such accounts.

Revenue Recognition

The Company recognizes revenue when it is earned and realizable, when persuasive evidence of an arrangement exists, services have been rendered, the price is fixed or determinable, and collectability is reasonably assured.

The Company recognizes net revenue when it has no further obligation to the customer. For air transactions, this is at the time of booking. For hotel and car transactions, net revenue is recognized as the time of check in or customer pick-up respectively. The timing of revenue recognition is different for air travel because the Company’s primary service to the customer is fulfilled at the time of booking. For cruise transactions, revenue is recognized at the time payment is made to the supplier.

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The Company passes reservations booked by its customer to the travel supplier for a commission. In addition, the Company does not take on credit risk with a customer, it is not the primary obligor with the customer, it has no latitude in determining pricing, it takes no inventory risk, it has no ability to determine or change the product or services delivered, and the customer chooses the supplier.

Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board or other standard settling bodies that have an impact on the Company’s accounting and reporting. The Company believes that such recently issued accounting pronouncements and other authoritative guidance for which the effective date is in the future either will not have an impact on its accounting or reporting or that such impact will not be material to its financial position, results of operations, and cash flows when implemented.

Income Taxes

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company has no material uncertain tax positions for any of the reporting periods presented. Income tax returns are subject to examination by major jurisdictions for the years 2010 through 2012.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table and text sets forth the name, age and position held by our sole executive officer and director as of the date of this prospectus. Our directors serve until the next annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, retirement, resignation or removal. Executive officers serve at the discretion of the Board of Directors, and are elected or appointed to serve until the next Board of Directors meeting following the annual meeting of stockholders.

Name	Age	Position

Todd Delmay	42	Chief Executive Officer, Chief Financial Officer, Director

Jeff Delmay	35	Director

The biographies of our sole executive officer, and of both directors are as follows:

Todd Delmay serves as Chief Executive Officer and Chief Financial Officer of Luxurious Travel.  After years of working with some of the country’s finest tour operators, hotel companies and destination marketing organizations, Todd created a new travel company business model for the 21st Century, and continues to lead its evolution.  Todd’s achievements have been recognized by a number of travel industry magazines, and he is often called upon to comment on travel and the industry for a variety of publications.

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Previously, Todd spent 3 years working for America’s first Deluxe Tour Operator, Tauck World Discovery, which boasts the honor of Tour Operator License Number 1 -issued as the result of a success win at the U.S. Supreme Court.  From Tauck, Todd went to work for a Travel Industry Global Sales and Marketing company where he was Director of Sales, North America.  In 1999 Todd started his own company, then called Identity Vacations, and later purchased other companies along the way to grow it into a boutique travel company with an unlisted phone number, and a clientele hand-selected strictly via word-of-mouth.  With a growing portfolio, and aided by Mr. Delmay's extensive background in group travel, the company is a purveyor of quality travel experiences.

In addition to more than 14 years of experience running his own companies, Mr. Delmay is currently pursuing his MBA and will be graduating in June from Strayer University. Among the classes he took in pursuit of this degree were classes in Financial Accounting, Financial Management, Managerial Economics.

Jeff Delmay is responsible for sales and business development, searching for strategic methods to grow the company according to its strategic vision working with a select clientele.  Jeff believes in providing clients a personalized and special experience in planning their trips from the initial request to their safe return home.

Previously Jeff spent 12 years as a hotelier in various positions at three top South Florida hotels.  He started at the Sonesta Beach Resort Key Biscayne while in college at Johnson & Wales University, quickly becoming assistant front office manager.  He then moved into the luxury sector when he joined Mandarin Oriental Hotel, Miami – arguably then the top luxury hotel in the state.  At Mandarin Oriental, Jeff was a conference services manager, successfully handling the hotel’s multi-million dollar conferences.  Jeff then moved to Four Seasons Hotel Miami for the long-anticipated opening of this amazing luxury project.  Jeff’s career progressed at Four Seasons when he was promoted to sales manager, starting out in group sales and eventually individual sales for both business and leisure travel.  He established solid relationships with Fortune 500 companies on behalf of the hotel, was twice nominated for manager of the quarter, and awarded the 2007 Four Seasons President’s Club for his outstanding sales efforts of booking over $4.5 million.

Directors

Directors are elected at each annual meeting of shareholders and hold office until the next annual meeting of shareholders following their election.  To date, neither of our directors have received any securities or other compensation from us, for his service as a director.

Legal Proceedings

Neither member of the board of directors or our sole executive has been involved in any bankruptcy proceedings, criminal proceedings, any proceeding involving any possibility of enjoining or suspending him from engaging in any business, securities or banking activities, and has not been found to have violated, nor been accused of having violated, any Federal or State securities or commodities laws.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the compensation paid by the Company to the CEO and other named executive officer and individuals for the fiscal years ended December 31, 2013, December 31, 2012 and December 31, 2011.

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Name and principal position	Year	Salary ($)	Bonus ($)	Option awards ($)	All other compensation ($)	Total ($)
Todd Delmay, CEO	2013	$9,615	$0	$0	$0	$9,615
	2012	$0	$0	$0	$0	$0
	2011	$0	$0	$0	$0	$0

Jeff Delmay	2013	$15,138	$0	$0	$0	$0
	2012	$0	$0	$0	$0	$0
	2011	$21,446	$0	$0	$0	$21,446

Employment Agreements

We have not entered into any Employment Agreements with any person.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 10, 2013, the number and percentage of shares of our outstanding common stock which are beneficially owned, directly or indirectly, by our sole executive officer, both directors and by each shareholder who owns more than 5% of the outstanding shares.

We determine beneficial ownership based on the rules of the SEC.  In general, beneficial ownership includes shares over which a person has sole or shared voting or investment power and shares which the person has the right to acquire within 60 days.  Unless otherwise indicated, the persons listed below have sole voting and investment power over the shares beneficially owned.

Name and Address of	Amount of	Percent
Beneficial Owner	Beneficial Ownership	Owned

Todd Delmay	25,000,000	83.1%
c/o Luxurious Travel Corp
1535 Jackson Street
Hollywood, FL 33020

Jeff Delmay	4,000	*
c/o Luxurious Travel Corp
1535 Jackson Street
Hollywood, FL 33020

All Directors and Officers
As a group (2 persons)	25,004,000	83.1%

*less than 1%

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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND
CERTAIN CONTROL PERSONS

We have no reportable transactions.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

The Florida Business Corporation Act permits the indemnification of directors, employees, officers and agents of Florida corporations.  Our articles of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Florida Business Corporation Act.

The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for:

●	violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful,
●	deriving an improper personal benefit from a transaction,
●	voting for or assenting to an unlawful distribution, and
●	willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder.

The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws. The effect of the foregoing is to require our company to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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About this Prospectus

We have not authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about our company that is not contained in this prospectus. Information contained in this prospectus may become stale. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations and prospects may have changed since those dates. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

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PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities registered under this registration statement. All amounts are estimates except the Commission registration fee. The following estimated expenses will be borne solely by us.

Commission registration fee		$821.13
Legal fees and expenses	$	___,000.00
Accounting fees and expenses	$	___,000.00
Miscellaneous expenses		$5,000.00
Total	$	____

We have agreed to bear expenses related to the registration of the shares of common stock covered by this registration statement.

Item 14. Indemnification of Directors and Officers.

Florida Law

Section 78.7502 of the Florida General Corporation Law contains provisions authorizing indemnification by the Company of directors, officers, employees or agents against certain liabilities and expenses that they may incur as directors, officers, employees or agents of the Company or of certain other entities. Section 78.7502(3) provides for mandatory indemnification, including attorney’s fees, if the director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein.

Section 78.751 provides that such indemnification may include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be ultimately found not to be entitled to indemnification under the Section. Indemnification may be provided even though the person to be indemnified is no longer a director, officer, employee or agent of the Company or such other entities.

Section 78.752 authorizes the Company to obtain insurance on behalf of any such director, officer employee or agent against liabilities, whether or not the Company would have the power to indemnify such person against such liabilities under the provisions of the Section 78.7502. The indemnification and advancement of expenses provided pursuant to Sections 78.7502 and 78.751 are not exclusive, and subject to certain conditions, the Company may make other or further indemnification or advancement of expenses of any of its directors, officers, employees or agents. Because neither the Articles of Incorporation, as amended, or By-laws of the Company otherwise provide, notwithstanding the failure of the Company to provide indemnification and despite a contrary determination by the board of directors or its shareholders in a specific case, a director, officer, employee or agent of the Company who is or was a party to a proceeding may apply to a court of competent jurisdiction for indemnification or advancement of expenses or both, and the court may order indemnification and advancement of expenses, including expenses incurred in seeking court- ordered indemnification or advancement of expenses if it determines that the petitioner is entitled to mandatory indemnification pursuant to Section 78.7502(3) because he has been successful on the merits, or because the Company has the power to indemnify on a discretionary basis pursuant to Section 78.7502 or because the court determines that the petitioner is fairly and reasonably entitled to indemnification or advancement of expenses or both in view of all the relevant circumstances.

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Item 15.    Recent Sales of Unregistered Shares

The following information is furnished with regard to all securities sold by us since inception that were not registered under the Securities Act. The issuances described hereunder were made in reliance upon the exemptions from registration set forth in Section 4(2) of the Securities Act or Rule 506 promulgated thereunder. None of the foregoing transactions involved a distribution or public offering. All sold securities were paid for in cash.

Date	Name	# of Shares	Total Price

11/19/2011	Alan Gabay	4,000	$500.00

12/8/2011	Ana Isaza	4,000	$500.00

12/2/2011	Bram Scolnick	4,000	$500.00

12/2/2011	Briana Bragg	4,000	$500.00

2/8/2012	Chandler Wright	4,000	$500.00

11/20/2011	Damon Broadnax	4,000	$500.00

11/22/2011	Emanuel Santos	4,000	$500.00

11/23/2011	James Rob Black	4,000	$500.00

7/14/2011	Jeffrey Delmay	4,000	$500.00

1/28/2013	Jeremy May	4,000	$500.00

11/22/2011	John Stein	4,000	$500.00

1/28/2013	Juan Reyes	4,000	$500.00

8/23/2012	Kelvin Usher	4,000	$500.00

2/1/2012	Kenneth Stadler	4,000	$500.00

4/18/2012	Kera Blades	4,000	$500.00

2/1/2012	Kimball Stadler	4,000	$500.00

1/25/2013	Matthew Lois	4,000	$500.00

11/19/2011	Michelle Robinson	4,000	$500.00

7/11/2013	Natalie Owens	4,000	$500.00

12/15/2011	Noam Pitsker	4,000	$500.00

11/20/2011	Sandra Sierra	4,000	$500.00

12/5/2011	Sara Slapochnik	4,000	$500.00

12/1/2011	Shastina May	4,000	$500.00

12/2/2011	Timothy Sean Murray	4,000	$500.00

12/15/2011	Uzoezi Ozomaro	4,000	$500.00

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Item 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Description of Exhibits

Exhibit 3.1	Articles of Incorporation of the Company.

Exhibit 3.2	Bylaws of the Company.

Exhibit 5.1	Opinion of The Law Office of James G. Dodrill II, P.A.(to be filed by amendment).

Exhibit 23.1	Consent of The Law Office of James G. Dodrill II, P.A. (included in Exhibit 5.1).

Exhibit 23.2	Consent of Paritz & Company, P.A., certified public accounting firm.

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Item 17.Undertakings.

 UNDERTAKINGS

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that (a)1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;

(ii)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

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(iii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(C) The undersigned Registrant hereby undertakes that:

(1) for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1), or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

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(2) for purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hollywood, State of Florida on March 27, 2014.

The Luxurious Travel Company

By:	/s/ Todd Delmay
Name: Todd Delmay
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacity and on the dates indicated.

Signatures/Title	Date

/s/ Todd Delmay
Todd Delmay, CEO, Principal Executive Officer and Principal Financial Officer, Director	March 27, 2014

/s/ Jeff Delmay	March 27, 2014
Jeff Delmay, Director

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Paritz & Company, P.A.

THE LUXURIOUS TRAVEL CORP.

FINANCIAL STATEMENTS
WITH
INDEPENDENT AUDITORS’ REPORT

YEARS ENDED DECEMBER 31, 2013 AND 2012

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of The Luxurious Travel Corp.

We have audited the accompanying balance sheets of The Luxurious Travel Corp. (the “Company”) as of December 31, 2013 and 2012, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that Company will continue as a going concern. As disclosed in Note 2 to the financial statements, as of December 31, 2013 the Company has an accumulated deficit of $11,830 and cash flow from operations will not cover total expenses at current revenue numbers. These factors, among others, raise substantial doubt regarding the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon, among other things, its successful execution of its plan of operation and ability to raise additional financing. There is no guarantee that the Company will be able to raise additional capital or sell any of its products or service at a profit. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and  2012 and the results of its operations and its cash flows for the year ended December 31, 2013 and 2012 in conformity with accounting principles generally accepted in the United States of America.

Paritz & Company, P.A.

Hackensack, New Jersey

February 10, 2014

F-2

THE LUXURIOUS TRAVEL CORP.

BALANCE SHEETS

	DECEMBER 31,
	2013	2012

ASSETS
CURRENT ASSETS:
Cash	$20,920	$673

TOTAL ASSETS	$20,920	$673

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts Payable	10,000	0

Total Current Liabilities	10,000	0

Preferred stock, par value $.0001, authorized 10,000,000, Zero shares issued and outstanding at December 31, 2013 and 2012	$-	$-
Common stock - par value $.0001, authorized 100,000,000, 30,100,000 and 30,032,000 shares issued and outstanding at December 31, 2013 and 2012 respectively	3,010	3,003
Additional paid-in capital	19,740	11,247
Accumulated deficit	(11,830)	(13,577)

TOTAL STOCKHOLDERS’ EQUITY	$10,920	$673

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$20,920	$673

See notes to financial statements

F-3

THE LUXURIOUS TRAVEL CORP.

STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	YEAR ENDED DECEMBER 31,
	2013	2012

REVENUE	$51,148	$2,131

COSTS AND EXPENSES	49,401	5,460

NET INCOME (LOSS)	$1,747	$(3,329)

LOSS PER SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	30,153,772.55	30,030,981

See notes to financial statements

F-4

THE LUXURIOUS TRAVEL CORP.

STATEMENT OF STOCKHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2013 AND 2012

	Common Stock	Amount	Preferred Stock	Amount	Additional Paid-in Capital	Accumulated Deficit	Total
Balance-December 31, 2011	30,020,000	3,002	-	-	9,748	(10,248)	2,502

Issuance of common stock	12,000	1	-	-	1,499	-	1,500

Net loss	-	-	-	-	-	(3,329)	(3,329)

Balance-December 31, 2012	30,032,000	3,003	-	-	11,247	(13,577)	673

Issuance of common stock	68,000	7	-	-	8,493	-	8,500

Net profit or loss	-	-	-	-	-	1,747	1,747

Balance-December 31, 2013	30,100,000	$3,010	-	-	$19,740	$(11,830)	$10,920

See notes to financial statements

F-5

THE LUXURIOUS TRAVEL CORP.

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2013	2012

OPERATING ACTIVITIES:
Net Income (Loss)	$1,747	$(3,329)
Changes in operating liabilities
Accounts Payable	$10,000	$-

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	11,747	(3,329)

FINANCING ACTIVITIES
Proceeds from issuance of common stock	8,500	1,500
NET CASH PROVIDED BY FINANCING ACTIVITIES	8,500	1,500

INCREASE (DECREASE) IN CASH	20,247	(1,829)

CASH - BEGINNING OF YEAR	673	2,502

CASH - END OF YEAR	$20,920	$673

See notes to financial statements

F-6

THE LUXURIOUS TRAVEL CORP.

NOTES TO FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2013 AND 2012

1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business description

The Luxurious Travel Corporation (the “Company”) was formed in 2003 and was inactive until 2008. The Company creates and develops proprietary software that allows users to sell and market travel for groups and individuals, including special event, conference, executive meeting and other travel.

Uses of estimates in the preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period. Actual results could differ from those estimates.

Cash

The Company maintains cash balances at a financial institution where accounts are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company's accounts at this institution may, at times, exceed the Federally insured limits. The Company has not experienced any losses in such accounts.

Revenue recognition

The Company recognizes revenue when it is earned and realizable, when persuasive evidence of an arrangement exists, services have been rendered, the price is fixed or determinable, and collectability is reasonably assured.

The Company recognizes net revenue when it has no further obligation to the customer. For air transactions, this is at the time of booking due to non-cancellation of the reservation. For hotel and car transactions, net revenue is recognized at the time of check-in or customer pick up, respectively. The timing of revenue recognition is different for air travel because the Company’s primary service to the customer is fulfilled at the time of booking. For cruise transactions, revenue is recognized at the time payment is made to the supplier.

The Company passes reservations booked by its customer to the travel supplier for a commission. In addition, the Company does not take on credit risk with the customer, it is not the primary obligor with the customer, it has no latitude in determining pricing, it takes no inventory risk, it has no ability to determine or change the product or services delivered, and the customer chooses the supplier.

F-7

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which  defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash is carried at historical cost basis, which approximates their fair values because of the short-term nature of this instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 – quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 – inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board or other standard setting bodies that may have an impact on the Company’s accounting and reporting. The Company believes that such recently issued accounting pronouncements and other authoritative guidance for which the effective date is in the future either will not have an impact on its accounting or reporting or that such impact will not be material to its financial position, results of operations, and cash flows when implemented.

Income taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company has no material uncertain tax positions for any of the reporting periods presented.

F-8

Earnings per Share

Basic earnings per common share are computed using the weighted-average number of common shares outstanding during the year. Diluted earnings per common share are computed using the weighted-average number of common shares outstanding during the year plus the incremental shares outstanding assuming the exercise of dilutive stock options, restricted stock and convertible instruments. The Company had no dilutive instruments outstanding at December 31, 2013 or 2012.

2	GOING CONCERN

The Company’s financial statements are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of obligations in the normal course of business. As of December 31, 2013 the company has an accumulated deficit of $11,830 and current cash flow will not fund 12 months of expenses. The Company believes it will not have enough cash to meet its various cash needs unless it is able to obtain additional cash from the issuance of debt or equity securities. The Company intends to raise funds from the issuance of equity and/or debt securities, but there is no assurance that additional funds from the issuance of equity will be available for the Company to finance its operations on acceptable terms, or at all. If adequate funds are not available, the Company may have to delay development or commercialization of products or technologies that the Company would otherwise seek to commercialize, or cease operations. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

3	CAPITAL STOCK

The total number of common shares authorized that may be issued by the Company is 100,000,000 shares with a par value of $0.0001 per share.

The total number of preferred shares authorized that may be issued by the Company is 10,000,000 shares with a par value of $0.0001 per share.

During the years ended December 31, 2013 and 2012, the Company issued 12,000 and 68,000 shares, respectively, of common stock in a private placement for total cash proceeds of $1,500 and $8,500, respectively.

At December 31, 2013 there were no outstanding stock options or warrants.

4	INCOME TAX

As of December 31, 2013, the Company had net operating loss carryforwards of approximately $12,000 that may be available to reduce future years’ taxable income, which begin to expire in the years 2028 to 2032. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and, accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carryforwards.

F-9

Exhibit “A”

The Company’s income tax benefit differs from the expected income tax benefit by applying the U.S. Federal statutory rate of 34% to net income (loss) as follows:

	December 31,
	2013	2012

Income tax provision (benefit) at statutory rate of 34%	$600	(1,130)
Change in valuation allowance	(600)	1,130

	$-	$-

Deferred tax assets consist of:

	December 31,
	2013	2012

Deferred tax assets (liabilities):	$4,080	$4,400
Net operating loss carryforward	4,080	4,400
Valuation allowance (see Note 2)	(4,080)	(4,400)

	$-	$-

For the year ended December 31, 2013, the Company had approximately $12,000 of federal and state net operating loss carryovers (“NOLs”) which begin to expire in 20133. The NOLS may be subject to limitation under Internal Revenue Code Section 382 should be a greater than 50% ownership change as determined under regulations.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, the Company has established a full valuation allowance against all of the deferred tax assets for every period because it is more likely than not that all of the deferred tax assets will not be realized.

The Company is currently not open to audit for all years ended December 31, 2003 to present because of its large NOL carryforwards. However, the Company is only open to additional tax assessments under the Internal Revenue Code statute of limitation for the years ended December 31, 2010 to present; however, it does not currently have any ongoing tax examinations.

5	CONCENTRATION

Four customers represented 87% of revenue in 2013 and one customer represented 93% of revenue in 2012.

F-10

6	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date that these financial statements were issued. There have been no other events that would require adjustments to or disclosure in the financial statements.

F-11